SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AVIS RENT A CAR INC

                    GAMCO INVESTORS, INC.
                                 1/12/01           20,000            32.6719
                                 1/12/01           10,000            32.6250
                                 1/11/01           20,600            32.6250
                                 1/10/01            4,400            32.6250
                    GABELLI ASSOCIATES LTD
                                 1/12/01           10,000            32.6250
                                 1/11/01           12,500            32.5750
                    GABELLI ASSOCIATES FUND
                                 1/12/01           10,000            32.6250
                                 1/11/01           12,500            32.5750
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 1/12/01          110,000            32.6250
                         GABELLI UTILITY TRUST
                                 1/12/01            5,500            32.6250
                         GABELLI ASSET FUND
                                 1/12/01          117,000            32.6250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.